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                                                                    Exhibit 12.2



SUPPLEMENTAL SCHEDULE -- CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES SIERRA PACIFIC PENSION INVESTORS '84
RATIO OF EARNINGS TO FIXED CHARGES:


                                                           Year End.    Year End.    Year End.    Year End.    Year End.
                                                             1996         1997         1998          1999         2000
                                                       -----------------------------------------------------------------
Earnings:
  Pretax income (loss)                                        $ 198      $ (559)        $ 125        $ 357        $ 325

Fixed Charges:
  Interest expense                                                -         115           148          137          129
  Interest factor of rental expense                               9          12            11           12           11
                                                       -----------------------------------------------------------------
             Total fixed charges                                  9         127           159          149          140
                                                       -----------------------------------------------------------------

             Total earnings                                     207        (432)          284          506          465

             Total fixed charges                                  9         127           159          149          140
                                                       -----------------------------------------------------------------

                                                       -----------------------------------------------------------------
Ratio of earnings to fixed charges                            22.22       (3.40)         1.79         3.40         3.32
                                                       -----------------------------------------------------------------

                                                       -----------------------------------------------------------------
  Deficiency to cover fixed charges                               -         559             -            -            -
                                                       -----------------------------------------------------------------